                       Consumer Portfolio Services, Inc.
          Statement Regarding Computation of Per Share Earnings (Loss)
                                  Exhibit 11



                                                                       Nine month transition
     Primary earnings (loss) per share                 Year ended           period ended
                                                      December 31,           December 31,             Year ended March 31,
                                                  -------------------  ---------------------  -------------------------------------

                                                          1996                  1995            1995         1994        1993
                                                          ----                  ----            ----         ----        ----
Computation for Statement of Operations;
     Net earnings (loss) per statement of
     operations used in primary
     earnings (loss) per share computation


     Net earnings (loss)                              $ 14,097,376         $  7,575,122       $6,665,630  $(1,778,069) $(1,502,272)

     Interest on borrowings, net of tax effect,
     on application of assumed proceeds from
     exercise of warrants and options in excess
     of 20% limitations                                     -                    -                -            -            -

                                                  -------------------  ---------------------  ----------  -----------  ------------
     Net earnings (loss) as adjusted                  $ 14,097,376         $  7,575,122       $6,665,630  $(1,778,069) $(1,502,272)
                                                  -------------------  ---------------------  ----------  -----------  ------------
                                                  -------------------  ---------------------  ----------  -----------  ------------




     Weighted average number
     of shares outstanding                              13,489,247           11,582,625        8,903,596    8,520,548    6,378,082

     Net shares issuable from assumed exercise
     of warrants and options, as determined by
     the application of the Treasury
     Stock Method                                        1,360,362            2,740,967        2,240,172       -            -

     Weighted average number of                  --------------------  ---------------------  ----------  -----------  ------------
     shares outstanding                                 14,849,609           14,323,592       11,143,268    8,520,548    6,378,582
                                                 --------------------  ---------------------  ----------  -----------  ------------
                                                 --------------------  ---------------------  ----------  -----------  ------------

     Primary earnings (loss) per                 --------------------  ---------------------  ----------  -----------  ------------
     share, as adjusted                               $       0.95         $       0.53       $     0.60  $     (.21)  $     (0.24)
                                                 --------------------  ---------------------  ----------  -----------  ------------
                                                 --------------------  ---------------------  ----------  -----------  ------------


                    Consumer Portfolio Services, Inc.
Statement Regarding Computation of Per Share Earnings (Loss) - (continued)
                              Exhibit 11


                                                                Nine month transition
    Fully diluted earnings (loss) per share       Year ended        period ended
                                                 December 31,       December 31,                 Year ended March 31,
                                                --------------     --------------     -------------------------------------------
Computation for Statement of Operations:            1996                1995              1995              1994            1993
                                                    ----                ----              ----              ----            ----
   Net earnings (loss) per statement of
   operations used in fully diluted
   earnings (loss) per share computation



   Net earnings (loss)                          $  14,097,376      $  7,575,122      $  6,665,630   $  (1,778,069)  $  (1,502,272)

   Interest on borrowings, net of tax effect,
   on application of assumed proceeds from
   exercise of warrants and options in excess
   of 20% limitations                                 -                  -                 -               -               -

   Interest on borrowings, net of tax effect
   on conversion of convertible
   subordinated debt                                  169,575           127,823           301,990          -               -

                                               ---------------    --------------    -------------- --------------- ---------------
   Net earnings (loss) as adjusted              $  14,266,951      $  7,702,945      $  6,967,620   $  (1,778,069)  $  (1,502,272)
                                               ---------------    --------------    -------------- --------------- ---------------
                                               ---------------    --------------    -------------- --------------- ---------------




   Weighted average number
   of shares outstanding                           13,489,247        11,582,625         8,903,096       8,520,548       6,378,082

   Net shares issuable from assumed exercise
   of warrants and options, as determined by
   the application of the Treasury
   Stock Method                                     1,440,797         2,740,967         2,621,922          -               -

   Shares issuable from assumed conversion            480,000           480,000         1,013,334          -               -
   of subordinated debt

   Weighted average number of                  ---------------    --------------    -------------- --------------- ---------------
   shares outstanding                              15,410,044        14,803,592        12,538,352       8,520,548       6,378,082
                                               ---------------    --------------    -------------- --------------- ---------------
                                               ---------------    --------------    -------------- --------------- ---------------

   Fully diluted earnings (loss) per           ---------------    --------------    -------------- --------------- ---------------
   share, as adjusted                           $        0.93      $       0.52      $       0.56   $       (0.21)  $       (0.24)
                                               ---------------    --------------    -------------- --------------- ---------------
                                               ---------------    --------------    -------------- --------------- ---------------